Exhibit 10.1

Execution Version

SENIOR SECURED NOTE AMENDMENT AGREEMENT

THIS SENIOR SECURED NOTE AMENDMENT AGREEMENT (the “Agreement”), dated as of December 22, 2019, is made by and among Pacific Ethanol, Inc., a Delaware corporation with headquarters located at 400 Capitol Mall, Suite 2060, Sacramento, CA 95814 (the “Company”), and the noteholders listed on the signature page hereto (each, a “Noteholder” and collectively, the “Noteholders”).

RECITALS

A. The Company and each Noteholder are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Noteholders are holders of the Company’s Senior Secured Notes (the “Existing Notes”) that were originally issued by the Company pursuant to either the Initial Purchase Agreement (as defined below), the Additional Purchase Agreement (as defined below), or the Senior Secured Note Amendment Agreement No. 1 (as defined below).

C. Each Noteholder is the beneficial owner of the principal amount of Existing Notes set forth opposite such Noteholder’s name under the heading “Aggregate Principal Amount of Existing Notes” on the Schedule of Noteholders attached hereto as Exhibit A.

D. Pursuant to Section 6 of the Existing Notes, all Existing Notes may be amended with the written consent of all holders of Existing Notes.

E. The Company and the Noteholders desire to enter into this Agreement in order to amend and restate in their entirety, as of the date hereof, all Existing Notes outstanding as of the date hereof (the “Amendment”), with each Existing Note, as so amended and restated, to be in substantially in the form attached hereto as Exhibit B (the “Amended Notes”).

F. As additional consideration for entering into the Amendment, the Company has agreed with each Noteholder to issue, (i) that aggregate number of shares of the voting Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), set forth opposite such Noteholder’s name on Exhibit A hereto under the heading “Shares” (which aggregate amount for all Noteholders together shall be 5,530,718 Shares (as defined below) and shall collectively be referred to herein as the “Common Shares”) and (ii) a warrant, in substantially the form attached hereto as Exhibit C (each, a “Warrant” and collectively, the “Warrants”) to acquire up to that number of additional shares of Common Stock set forth opposite such Noteholder’s name on Exhibit A hereto under the heading “Warrant Shares” (which aggregate amount for all Noteholders together shall be 5,500,000 Shares issuable upon exercise of or otherwise pursuant to the Warrants, and shall collectively be referred to herein as the “Warrant Shares”).

G. At the Closing (as defined below), the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

H. The Amended Notes, Common Shares, the Warrants and the Warrant Shares issued pursuant to this Agreement are collectively are referred to herein as the “Securities.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Noteholders agree as follows:

Article I
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Additional Common Shares” has the meaning set forth in Section 4.5.

“Additional Purchase Agreement” means the Note Purchase Agreement, dated as of June 26, 2017, by and among the Company and the “Investors” (as defined therein) as amended, restated or otherwise modified from time to time.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the 1933 Act.

“Agent” has the meaning set forth in the Security Agreement.

“Aggregate Value” means $8,296,077.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Buy-In Price” has the meaning set forth in Section 4.1(d).

“Cash Amendment Fee” means $632,000.

“Closing” means the closing of the of the transactions contemplated by this Agreement pursuant to Section 2.1.

“Closing Date” means the date hereof.

“Closing Price” means, for any date, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange or quotation system on which the Common Stock is then listed or quoted.

“CoBank Debt Documents” means all loan, security, and guarantee documents entered into among the Company and its Subsidiaries and CoBank, ACB pursuant to (i) that certain Credit Agreement dated as of September 15, 2017 between Illinois Corn Processing, LLC, Compeer Financial, PCA, as lender, and CoBank, ACB as cash management provider and agent (the “CoBank ICP Credit Agreement”); and (ii) that certain Credit Agreement dated as of December 15, 2016 among Pacific Ethanol Pekin, LLC, as the borrower, Compeer Financial, PCA, as the lender, and CoBank, ACB, as the agent, each such document as further amended, restated or modified in its entirety and in effect on the date hereof.

“Company’s Counsel” means Troutman Sanders LLP.

“Contingent Obligation” has the meaning set forth in Section 3.1(x).

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

“Credit Agreements” means, collectively, (i) the Credit Agreement by and among Pacific Aurora, LLC, Pacific Ethanol Aurora West, LLC, Pacific Ethanol Aurora East, LLC and CoBank, ACB and (ii) the Credit Agreement by and among Pacific Ethanol Pekin, Inc., 1st Farm Credit Services, PCA and CoBank, ACB.

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“DTC” has the meaning set forth in Section 4.1(c).

“8-K Filing” has the meaning set forth in Section 4.4.

“Eligible Market” means any of The New York Stock Exchange, The NYSE American, The Nasdaq Global Market, The Nasdaq Global Select Market or the Principal Market.

“Environmental Laws” has the meaning set forth in Section 3.1(aa).

“Excluded Securities” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company, or consultants to the Company, in their capacity as such pursuant to any stock or option plan or employment agreement duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of the securities issued hereunder or pursuant to the Warrants and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Floor Price” means $1.50.

“GAAP” has the meaning set forth in Section 3.1(g).

“Hazardous Materials” has the meaning set forth in Section 3.1(aa).

“Indebtedness” has the meaning set forth in Section 3.1(x).

“Initial Purchase Agreement” means the Note Purchase Agreement, dated as of December 12, 2016, by and among the Company and each “Investor” (as defined therein) as amended, restated or otherwise modified from time to time.

“Insolvent” has the meaning set forth in Section 3.1(h).

“Intellectual Property Rights” has the meaning set forth in Section 3.1(q).

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole on a consolidated basis or (ii) materially and adversely impair the Company’s ability to perform its obligations under any of the Transaction Documents; provided, however, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the Common Stock or (ii) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries taken as a whole.

“Material Permits” has the meaning set forth in Section 3.1(s).

“Material Subsidiaries” means all of the Subsidiaries of the Company other than Kinergy Marketing LLC, Pacific Ag. Products, LLC, Pacific Ethanol Development, LLC, Pacific Ethanol Central, LLC, Pacific Ethanol Pekin, LLC, Pacific Ethanol Canton, LLC, Pacific Ethanol Aurora West, LLC, Pacific Ethanol Aurora East, LLC, Pacific Aurora, LLC and each of their respective direct and indirect subsidiaries.

“Non-Public Information” means material, non-public information relating to the Company.

“Options” means any outstanding rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Payment in Kind Amendment Fee” means $1,264,000.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“PIK Notes” means those certain Senior Secured Notes originally issued by the Company pursuant to Senior Secured Note Amendment Agreement No. 1.

“Principal Market” means The NASDAQ Capital Market.

“Required Holders” means the holders of Amended Notes representing at least 66 2/3% of the aggregate principal amount of the Amended Notes then outstanding (excluding Amended Notes held by the Company or any of its Subsidiaries).

“Rule 144” and “Rule 424” means Rule 144 and Rule 424, respectively, promulgated by the SEC pursuant to the 1933 Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Security Agreement” means, collectively, (i) the Security Agreement dated as of December 15, 2016 by and among the Company, the holders identified therein and the Agent identified therein, as amended by the First Amendment to Security Agreement dated June 30, 2017 by and among the Company, holders identified therein and the Agent identified therein, and by the Security Agreement Amendment, and as may be further amended, restated, or otherwise modified from time to time.

“Security Agreement Amendment” means that certain Second Amendment to Security Agreement dated as of the date hereof by and among the Company, the holders identified therein and the Agent identified therein.

“Senior Secured Note Amendment Agreement No. 1” means the Senior Secured Note Amendment Agreement No. 1, dated as of December 16, 2019, by and among the Company and each “Noteholder” (as defined therein) as amended, restated or otherwise modified from time to time.

“Share Delivery Date” has the meaning set forth in Section 4.1(a).

“Shares” means shares of the Company’s Common Stock.

“Subsequent Placement” means the issuance of any shares of Common Stock other than Excluded Securities.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on The NASDAQ Capital Market (or any successor thereto), or (c) if trading ceases to occur on The NASDAQ Capital Market (or any successor thereto), any Business Day.

“Trading Market” means the Principal Market or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Amended Notes, the Warrants, the Registration Rights Agreement, the Transfer Agent Instructions and the Security Agreement.

“Transfer Agent” means American Stock Transfer & Co, LLC, or any successor transfer agent for the Company.

“Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit E, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

Article II
ISSUANCE OF SECURITIES

2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, or at such other time after the Closing as noted below or as may be requested in writing by a Noteholder, the Company shall issue to each Noteholder, and each Noteholder shall, severally and not jointly, acquire from the Company, (i) an Amended Note in the principal amount set forth opposite such Noteholder’s name on Exhibit A hereto under the heading “Principal Amount of Amended Note,” (ii) such number of Common Shares set forth opposite such Noteholder’s name on Exhibit A hereto under the heading “Shares”, and (iii) a Warrant representing that number of Warrant Shares set forth opposite such Noteholder’s name on Exhibit A hereto under the heading “Warrant Shares.” The date and time of the Closing shall be 10:00 a.m., New York City time, on the Closing Date. The Closing shall take place at the offices of the Company’s Counsel. The Company and the Noteholders hereby agree that effective as of the Closing, all the Existing Notes outstanding as of the Closing shall be amended, restated, exchanged, replaced and superseded in their entirety by the Amended Notes, and all Existing Notes shall be deemed cancelled in their entirety, to cease to exist and to be of no further force and effect.

2.2 Closing Deliveries.

(a) At the Closing, or at such other time after the Closing as may be requested in writing by a Noteholder or set forth below, the Company shall deliver or cause to be delivered to each Noteholder the following:

(i) a duly executed Amended Note, free and clear of all restrictive and other legends (except as set forth in the form of Amended Note attached hereto), issued in the name of such Noteholder (or in the name of its nominee), evidencing the aggregate principal amount of Amended Note set forth opposite such Noteholder’s name on Exhibit A hereto under the heading “Principal Amount of Amended Note,” registered in the name of such Noteholder;

(ii) the Security Agreement Amendment, duly executed and delivered by the Company, the holders identified therein, and the Agent identified therein;

(iii) certificate evidencing the formation and good standing of the Company issued by the Secretary of State of the State of Delaware, as of a date within ten (10) days of the Closing Date;

(iv) certificate evidencing the formation and good standing of each Material Subsidiary issued by the Secretary of State of such Subsidiary’s state of incorporation or formation, as of a date within ten (10) days of the Closing Date;

(v) a certificate executed by the Secretary of the Company and dated as of the Closing Date, certifying as to (a) the resolutions adopted by the Board of Directors approving this Agreement, (b) the Certificate of Incorporation of the Company, and (c) the Company’s bylaws, as amended, each as in effect at the Closing;

(vi) a certificate executed by the Chief Executive Officer of the Company, dated as of the Closing Date, certifying the accuracy of the representation set forth in Section 3.1 (except as to representations that speak as of a specified date, in which case such representations shall be true and correct as of such specified date) and the satisfaction of each of the conditions set forth in Section 5.1(a) (except that such certification shall only be required with respect to the Company and not any Noteholder);

(vii) within five (5) business days of a Noteholder’s request, one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b)), evidencing such number of Shares set forth opposite such Noteholder’s name on Exhibit A hereto under the heading “Shares,” registered in the name of such Noteholder; such Shares shall, until such Noteholder’s request, be issued in “book entry” form with the Company’s transfer agent;

(viii) a duly executed Warrant, issued in the name of such Noteholder, pursuant to which such Noteholder shall have the right to acquire such number of Warrant Shares set forth opposite such Noteholder’s name on Exhibit A hereto under the heading “Warrant Shares”;

(ix) delivery of executed CoBank Debt Documents;

(x) duly executed Transfer Agent Instructions acknowledged by the Company’s transfer agent;

(xi) a duly executed Registration Rights Agreement;

(xii) approval by each applicable Trading Market of an additional shares listing application covering all of the Registrable Securities; and

(xiii) at the election of the Company, either (1) the Cash Amendment Fee payable in cash, by wire transfer of immediately available funds to an account designated by the Noteholder at least two (2) Business Days prior to the Closing Date, in an amount equal to (A) x [(B)/(C)] where (A) equals the Amendment Fee, (B) equals the principal amount of such Noteholder’s Existing Notes (not including any PIK Notes) and (C) equals the aggregate principal amount of all Existing Notes (not including any PIK Notes), or (2) the Payment in Kind Amendment Fee payable through an increase in the principal amount of such Noteholder’s Amended Note in an amount equal to (A) x [(B)/(C)] where (A) equals the Amendment Fee, (B) equals the principal amount of such Noteholder’s Existing Notes (not including any PIK Notes) and (C) equals the aggregate principal amount of all Existing Notes (not including any PIK Notes).

(b) At the Closing, each Noteholder shall deliver or cause to be delivered to the Company the following:

(i) a duly executed Warrant;

(ii) a duly executed Security Agreement Amendment;

(iii) a duly executed Registration Rights Agreement; and

(iv) such Noteholder’s Existing Notes marked canceled.

Article III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Noteholders and the Agent as follows (which representations and warranties shall be deemed to apply, where appropriate, to each Subsidiary of the Company):

(a) Subsidiaries. The Company has no Subsidiaries other than those listed in Schedule 3.1(a) hereto. The Company, directly or indirectly, owns 100% of the outstanding equity interests of the Material Subsidiaries. There are no outstanding options or other rights to purchase or receive equity interests of a Material Subsidiary. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Material Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Material Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Except as set forth in Schedule 3.1(a) hereto, no Material Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Material Subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such Material Subsidiary from the Company, or from transferring any of such Material Subsidiary’s properties or assets to the Company or any other Material Subsidiary.

(b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including, assuming the accuracy of the representations and warranties of the Noteholders set forth in Section 3.2 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(e) No Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with (other than the filing of a Form D with the SEC and any filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for the Company to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except to the extent already obtained, given or made or as contemplated therein to be obtained, give or made after the date hereof.

(f) The Securities. The Securities have been duly authorized for issuance by the Company and, when duly executed, issued and delivered in accordance with the Transaction Documents, will constitute valid and binding obligations of the Company, entitled to the benefits of the Transaction Documents and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Common Shares and the Warrant Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders (other than those imposed by the Noteholders). The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrants. The offer and issuance of the Securities to the Noteholders pursuant to the Agreement is exempt from the registration requirements of the 1933 Act.

(g) SEC Reports; Financial Statements. Except as set forth in Schedule 3.1(g) hereto, the Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “1934 Act”), including pursuant to Section 13(a) or 15(d) of the 1934 Act, for the 12 months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports required to be filed by it under the 1934 Act, including pursuant to Section 13(a) or 15(d) of the 1934 Act, for the two years preceding the date hereof. Such reports required to be filed by the Company under the 1934 Act, including pursuant to Section 13(a) or 15(d) of the 1934 Act, together with any materials filed or furnished by the Company under the 1934 Act, whether or not any such reports were required to be filed being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials.” There are no unresolved comment letters from the Staff of the SEC. As of their respective dates, the SEC Reports filed by the Company complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(h) Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports or in Schedule 3.1(h) hereto, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the changed its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined below). For purposes of this Section 3.1(h), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 3.1(x)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(i) Absence of Litigation. Except as set forth in the SEC Reports or on Schedule 3.1(i) hereto, there is no action, suit, claim, or proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization (including the Principal Market) or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.

(j) Compliance. Neither the Company nor any Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority.

(k) Title to Assets. Except as set forth on Schedule 3.1(k) hereto, the Company and the Subsidiaries have good and marketable title to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

(l) No General Solicitation; Financial Advisor Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the 1933 Act) in connection with the transactions contemplated by this Agreement including the exchange of Existing Notes for Amended Notes and the issuance of the Common Shares and the Warrants. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Noteholder or its investment advisor) relating to or arising out of the issuance of the Securities pursuant to this Agreement. The Company shall pay, and hold each Noteholder harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Amended Notes pursuant to this Agreement. The Company has engaged Guggenheim Securities, LLC as its financial advisor in connection with the transactions contemplated by this Agreement and the Company shall be responsible for any and all fees payable to Guggenheim Securities, LLC in connection with the transactions contemplated by this Agreement.

(m) Private Placement. Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the 1933 Act in connection with the offer and issuance by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not required to be registered as, a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

(n) Listing and Maintenance Requirements. Except as set forth on Schedule 3.1(n) hereto, the Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth on Schedule 3.1(n) hereto, the Company is in compliance with all such listing and maintenance requirements. The Company intends to undertake commercially reasonable efforts to maintain such listing of its Common Stock on the Principal Market. The issuance by the Company of the Amended Notes shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(o) Disclosure. Except for this Agreement, the Schedules to this Agreement, and information previously disclosed to the Noteholders in connection with or pursuant to the modifications to the Credit Agreements (the “Disclosed Information”), the Company confirms that neither it nor any officers, directors or Affiliates, has provided any of the Noteholders or their agents or counsel with any information that constitutes or might constitute Non-Public Information. The Company understands and confirms that each of the Noteholders will rely on the foregoing representations in effecting purchases and sales of securities of the Company. All disclosure provided by the Company to the Noteholders regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, except for the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Noteholder makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.

(p) Acknowledgment Regarding Noteholders’ Acquisition of Securities. Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that each of the Noteholders is acting solely in the capacity of an arm’s length investor with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Noteholder is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Noteholder or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Noteholders’ acquisition of the Securities. The Company further represents to each Noteholder that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(q) Patents and Trademarks. Except as set forth in the SEC Reports or on Schedule 3.1(q) hereto, the Company and its Subsidiaries own, or possess adequate rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses now conducted. None of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. Except as set forth in the SEC Reports or on Schedule 3.1(q) hereto, the Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. Except as disclosed in the SEC Reports, there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights.

(r) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Subsidiaries are engaged.

(s) Licenses and Permits. Except as disclosed on Schedule 3.1(s), the Company and the Subsidiaries possess all certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports (“Material Permits”), except where the failure to possess such permits does not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, all such Material Permits are valid and in full force and effect and, except as disclosed on Schedule 3.1(s), the Company and its Subsidiaries are in compliance with the terms and conditions of all such Material Permits and, except as disclosed on Schedule 3.1(s), neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(t) Transactions With Affiliates and Employees. Except as set forth or incorporated by reference in the Company’s SEC Reports, none of the officers, directors, employees or Affiliates of the Company is presently a party to any transaction that would be required to be reported on Form 10-K with the Company or any of its subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Company’s knowledge, any corporation, partnership, trust or other entity in which any such officer, director, employee or Affiliate has a substantial interest or is an officer, director, trustee or partner.

(u) Internal Accounting Controls. Except as set forth in the Company’s SEC Reports, the Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) Sarbanes-Oxley Act. Except as set forth in the Company’s SEC Reports, the Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(w) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(x) Indebtedness. Except as disclosed in the SEC Reports and in Schedule 3.1(x), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3.1(x) provides a description of the terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (H) all indebtedness referred to in clauses (A) through (G) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (I) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (H) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(y) Employee Relations. Except as set forth on Schedule 3.1(y) hereto, Neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its relations with its employees are as disclosed in the SEC Reports. Except as disclosed in the SEC Reports, during the period covered by the SEC Reports, no executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company or any such Subsidiary, no executive officer of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any such Subsidiary to any liability with respect to any of the foregoing matters.

(z) Labor Matters. The Company and its Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(aa) Environmental Laws. Except as set forth in the SEC Reports or on Schedule 3.1(aa) hereto, the Company and its Subsidiaries (i) are in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(bb) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(cc) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(dd) Ranking of Amended Notes. No Indebtedness of the Company is senior to or ranks pari passu with the Amended Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(ee) No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with SEC rules and guidance, and has conducted a factual inquiry, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (“Disqualification Events”). To the Company’s knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the 1933 Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the 1933 Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the 1933 Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of the issuance of the Amended Notes; and any person that has been or will be paid (directly or indirectly) remuneration in connection with the issuance of the Amended Notes (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor..

3.2 Representations and Warranties of the Noteholders. Each Noteholder hereby, as to itself only and for no other Noteholder, represents and warrants to the Company as follows:

(a) Organization; Authority. Such Noteholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The acquisition by such Noteholder of the Securities hereunder has been duly authorized by all necessary action on the part of such Noteholder. This Agreement has been duly executed and delivered by such Noteholder and constitutes the valid and binding obligation of such Noteholder, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(b) No Public Sale or Distribution. Such Noteholder is acquiring the Securities in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the 1933 Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Noteholder does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Noteholder does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(c) Noteholder Status. At the time such Noteholder was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the 1933 Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the 1933 Act.

(d) Experience of Such Noteholder. Such Noteholder, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Noteholder understands that it must bear the economic risk of this investment in the Securities, and is able to bear such risk and is able to afford a complete loss of such investment.

(e) Access to Information. Such Noteholder acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information (other than Non-Public Information) about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Noteholder or its representatives or counsel shall modify, amend or affect such Noteholder’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. Such Noteholder acknowledges receipt of copies of the SEC Reports.

(f) No Governmental Review. Such Noteholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) No Conflicts. The execution, delivery and performance by such Noteholder of this Agreement and the consummation by such Noteholder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Noteholder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Noteholder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Noteholder, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Noteholder to consummate the transactions contemplated hereby.

(h) Restricted Securities. The Noteholders understand that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

(i) Legends. It is understood that, (i) except as provided in Section 4.1(b) of this Agreement, certificates evidencing Common Shares and Warrant Shares shall bear the legend set forth in Section 4.1(b), and (ii) the Amended Notes shall bear the legend set forth on the cover page of the Form of Amended Note attached hereto as Exhibit B.

(j) No “Bad Actor” Disqualification. Any Noteholder that is a Covered Person is not subject to any Disqualification Event.

(k) No Legal, Tax or Investment Advice. Such Noteholder understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Noteholder in connection with the acquisition of the Securities constitutes legal, tax or investment advice. Such Noteholder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Securities.

Article IV
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Noteholders covenant that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the 1933 Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, except to the extent that the transfer agent requests such legal opinion, any transfer of Securities by a Noteholder to an Affiliate of such Noteholder, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the 1933 Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities.

(b) The Noteholders agree to (i) the imprinting of the legend set forth on the cover page of the Form of Amended Note attached hereto as Exhibit B, and (ii) the imprinting, so long as is required by this Section 4.1(b), of the following legend and/or other substantially similar legends on any certificate evidencing any of the Common Shares, the Warrant and the Warrant Shares:

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(c) Certificates evidencing the Common Shares and/or the Warrant Shares shall not be required to contain the legend set forth in Section 4.1(b) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities (including the Securities underlying such Securities) are eligible to be sold, assigned or transferred without restriction (including, without limitation, volume limitations) pursuant to Rule 144 (taking account of any Staff position with respect to “affiliate” status) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (provided that a Noteholder provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Noteholder provides the Company with an opinion of counsel to such Noteholder, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall, at its own expense, no later than three (3) Trading Days following the delivery by a Noteholder to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Noteholder as may be required above in this Section 4.1(c), as directed by such Noteholder, either: (A) provided that the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and such Securities are Warrant Shares, credit the aggregate number of shares of Common Stock to which such Noteholder shall be entitled to such Noteholder’s or its designee’s balance account with DTC through its Deposit Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to such Noteholder, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Noteholder or its designee (the date by which such credit is so required to be made to the balance account of such Noteholder’s or such Noteholder’s nominee with DTC or such certificate is required to be delivered to such Noteholder pursuant to the foregoing is referred to herein as the “Share Delivery Date”).

(d) If the Company fails to so properly deliver such unlegended certificates or so properly credit the balance account of such Noteholder’s or such Noteholder’s nominee with DTC by the Share Delivery Date, and if on or after the Share Delivery Date such Noteholder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Noteholder of shares of Common Stock that such Noteholder anticipated receiving from the Company without any restrictive legend, then, in addition to all other remedies available to such Noteholder, the Company shall, within three (3) Trading Days after such Noteholder’s request and in such Noteholder’s sole discretion, either (i) pay cash to such Noteholder in an amount equal to such Noteholder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit such Noteholder’s balance account shall terminate, or (ii) promptly honor its obligation to deliver to such Noteholder a certificate or certificates or credit such Noteholder’s DTC account representing such number of shares of Common Stock that would have been issued if the Company timely complied with its obligations hereunder and pay cash to such Noteholder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Shares or Warrant Shares (as the case may be) that the Company was required to deliver to such Noteholder by the Share Delivery Date times (B) the Closing Price of the Common Stock on the Share Delivery Date.

(e) The Company will not object to and shall permit (except as prohibited by law) a Noteholder to pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities, and if required under the terms of such agreement, loan or arrangement, the Company will not object to and shall permit (except as prohibited by law) such Noteholder to transfer pledged or secured Securities to the pledges or secured parties. Except as required by law, such a pledge or transfer would not be subject to approval of the Company, no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, and no notice shall be required of such pledge. Each Noteholder acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Noteholder and its pledgee or secured party. At the appropriate Noteholder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the 1933 Act or other applicable provision of the 1933 Act to appropriately amend the list of Selling Stockholders thereunder. Provided that the Company is in compliance with the terms of this Section 4.1(e), the Company’s indemnification obligations pursuant to Section 6.4 shall not extend to any proceeding or losses arising out of or related to this Section 4.1(e).

4.2 Reporting Status. Until the date on which the Noteholders shall have sold all of the Registrable Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1933 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

4.3 Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations to issue such Shares under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such Shares under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

4.4 Securities Laws Disclosure; Publicity. On or before the second (2nd) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K disclosing (i)all the material terms of the transactions contemplated by the Transaction Documents and (ii) any of the Disclosed Information that would reasonably be deemed to constitute material non-public information in each case in the appropriate manner under the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the Warrant Agreement and the Registration Rights Agreement (including all attachments, the “8-K Filing”). The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, except in compliance with the procedure set forth in Section 14 of the Amended Note, provide any Noteholder with any Non-Public Information regarding the Company or any of its Subsidiaries from and after the issuance of a press release without the express prior written consent of such Noteholder. In the event of a breach of any of the foregoing covenants or any of the covenants or agreements contained in the Transaction Documents by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Noteholder), including without limitation the agreements contained in Section 14 of the Amended Notes, in addition to any other remedy provided herein or in the Transaction Documents, such Noteholder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such Non-Public Information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Noteholder shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Noteholder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Noteholder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Noteholder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Noteholder, the Company shall not (and shall cause each of its Subsidiaries and Affiliates to not) disclose the name of such Noteholder in any filing, announcement, release or otherwise; provided, however, that such Noteholder’s name may be disclosed by the Company to the extent such disclosure is required in the 8-K Filing.

4.5 Anti-dilution Rights. In the event the Company shall at any time between the Closing Date and March 31, 2020, effect a Subsequent Placement for a consideration per share of Common Stock less than the Floor Price, then the Company shall issue to the Noteholders, concurrently with such Subsequent Placement, the number of shares of Common Stock as determined by dividing the Aggregate Value by the adjusted Floor Price determined in accordance with the following formula less 5,530,718 shares of Common Stock originally issued pursuant to this Agreement and any shares of Common Stock previously issued pursuant to this Section 4.5, rounded up to the nearest whole share (such additional shares of common stock, the “Additional Common Shares”):

PP2 = PP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “PP2” shall mean the adjusted Floor Price in effect immediately after such Subsequent Placement;

(b) “PP1” shall mean the Floor Price;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such Subsequent Placement (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options and Convertible Securities outstanding immediately prior to such Subsequent Placement);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Subsequent Placement had been issued at a price per share equal to PP1 (determined by dividing the aggregate consideration received by the Company in respect of such Subsequent Placement by PP1); and

(e) “C” shall mean the number of shares of Common Stock issued in such Subsequent Placement.

Any issuance of Additional Common Shares pursuant to this Section 4.5 shall be made the Noteholders pro rata in accordance with their respective original principal amounts of Amended Notes.

Article V
CONDITIONS

5.1 Conditions Precedent to the Obligations of the Noteholders. The obligation of each Noteholder to acquire the Securities at the Closing is subject to the satisfaction or waiver by such Noteholder, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date.

(b) Performance. The Company and each other Noteholder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) Listing. The Common Shares and Warrant Shares (i) shall be designated for quotation or listed on the Trading Market, and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Trading Market from trading on the Trading Market.

(d) Consents and Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance of the Securities (including, without limitation, the approval of the Trading Market with respect to the Common Shares and the Warrant Shares).

(e) No Material Adverse Effect. Between the execution of this Agreement and the Closing, no event or series of events (other than stock price fluctuations) shall have occurred which reasonably would be expected to have or result in a Material Adverse Effect.

(f) Closing Documents. Each Noteholder shall have received each document required to be delivered to such Noteholder pursuant to Section 2.2(a).

(g) Other Transactions. The conditions to the closing of the Credit Agreements shall have been satisfied or waived pursuant to the terms of each such Credit Agreement and the transactions contemplated to be consummated at the closing of such Credit Agreements shall be consummated at the Closing upon terms and conditions reasonably acceptable to the Noteholders.

5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to issue the Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Noteholders contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date.

(b) Performance. The Noteholders shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Noteholders at or prior to the Closing.

(c) Consents and Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance of the Securities (including, without limitation, the approval of the Trading Market with respect to the Common Shares and the Warrant Shares).

(d) Closing Documents. Receipt by the Company of each document required to be delivered to it by the Noteholders pursuant to Section 2.2(b).

(e) Other Transactions. The conditions to the closing of the Credit Agreements shall have been satisfied or waived pursuant to the terms of each such Credit Agreement and the transactions contemplated to be consummated at the closing of such Credit Agreements shall be consummated at the Closing upon terms and conditions reasonably acceptable to the Noteholders.

Article VI
MISCELLANEOUS

6.1 [Intentionally Omitted]

6.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that, notwithstanding the foregoing, at the Closing, (i) the Company shall reimburse the Noteholders for reasonable fees and expenses paid by such Noteholders to counsel for the Noteholders in the amount not to exceed $100,000. The Company shall pay and reimburse its transfer agent for fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of their applicable Amended Notes.

6.3 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Noteholders such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.4 Indemnification. In consideration of each Noteholder’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Noteholder and all of their affiliates, stockholders, partners, members, officers, directors, employees and direct or indirect Noteholders and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (ii) the status of such Noteholder as a Noteholder of the Company pursuant to the transactions contemplated by the Transaction Documents; provided, however, that no Noteholder will be entitled to indemnification hereunder for any Indemnified Liabilities resulting, as determined by a non-appealable judgement of a court of competent jurisdiction from (x) such Noteholder’s material breach of applicable laws, rules or regulations, including, without limitation, any breach by such Noteholder of any federal or state securities laws, rules or regulations with respect to short sales or other hedging activities or (y) such Noteholder’s material breach of any covenant, agreement or obligation of such Noteholder contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

6.5 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

6.6 Amendments; Waivers. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Required Holders, (and, in the case of Sections 2.2, 3.1, 3.2, 4.1 or 5.1, each affected Noteholder) provided that any party may give a waiver in writing as to itself. No consideration shall be offered or paid to any Noteholder to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the Noteholders.

6.7 Construction Headings. This Agreement shall be deemed to be jointly drafted by the Company and the Noteholders and shall not be construed against any Person as the drafter hereof. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Terms used in this Agreement and not defined herein but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents. Terms used in this Agreement in the singular have the same meaning in the plural, and vice-versa.

6.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Noteholders. Any Noteholder may assign its rights under this Agreement to any Person to whom such Noteholder assigns or transfers any Amended Notes, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Amended Notes with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Amended Notes, by the provisions hereof that apply to the “Noteholders” and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

6.9 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.10 Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.11 Survival. The representations and warranties, agreements and covenants contained herein shall survive the Closing until the Maturity Date (as defined in the Amended Notes). The provisions of Section 6.2 and 6.4 shall survive termination of this Agreement and repayment of the Amended Notes.

6.12 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that two or more parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

6.13 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.14 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Noteholder exercises a right, election, demand or option owed to such Noteholder by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, such Noteholder may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.15 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Amended Note.

6.16 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Noteholders and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

6.17 Payment Set Aside. To the extent that the Company makes a payment or payments to any Noteholder hereunder or any Noteholder enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.18 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

6.19 Independent Nature of Noteholders’ Obligations and Rights. The obligations of each Noteholder under the Transaction Documents are several and not joint with the obligations of any other Noteholder, and no Noteholder shall be responsible in any way for the performance of the obligations of any other Noteholder under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Noteholder pursuant hereto or thereto, shall be deemed to constitute the Noteholders as, and the Company acknowledges that the Noteholders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Noteholders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Noteholders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Noteholder to acquire Securities pursuant to the Transaction Documents has been made by such Noteholder independently of any other Noteholder. Each Noteholder acknowledges that no other Noteholder has acted as agent for such Noteholder in connection with such Noteholder making its investment hereunder and that no other Noteholder will be acting as agent of such Noteholder in connection with monitoring such Noteholder’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Noteholder confirms that each Noteholder has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Noteholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Noteholder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the acquisition of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Noteholder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Noteholder. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Noteholder, solely, and not between the Company and the Noteholders collectively and not between and among the Noteholders.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Senior Secured Note Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PACIFIC ETHANOL, INC.

By:	/s/ Neil M. Koehler
Name: Neil M. Koehler
Title: President and Chief Executive Officer

Address for Notices:

400 Capitol Mall, Suite 2060
Sacramento, CA 95814
Facsimile No.: 916-403-2785
Telephone No.: 916-403-2130
Attn: Christopher W. Wright, Esq.

With a copy to:

Troutman Sanders LLP
5 Park Plaza, Suite 1400
Irvine, CA 92614-2545
Facsimile No.: 949-622-2739
Telephone No.: 949-622-2710
Attn: Larry A. Cerutti, Esq.

NOTEHOLDERS:

CWD Summit, LLC,
acting for and on behalf of
Candlewood Renewable Energy Series I

By:	/s/ David Koenig
Name: David Koenig
Title: Authorized Signatory

Address for Notices:
555 Theodore Fremd Ave.
Suite C303
Rye, NY 10580

CKP South LLC

By:	/s/ [illegible]
Name:
Title:

Address for Notices:
400 South Ave.
New Canaan, CT 06840

Corrum Capital Alternative Income Fund LP

By:	/s/ [illegible]
Name:
Title:

Address for Notices:

CIF-Income Partners (A), LLC

By: BlackRock Financial Management, Inc.
Its investment manager

By:	/s/ Stephen Kavalich
Name: Stephen Kavalich
Title: Director

Address for Notices:
40 E. 52nd St.
New York, NY 10022

Orange 2015 DisloCredit Fund, L.P.

By: BlackRock Financial Management, Inc.
Its investment manager

By:	/s/ Stephen Kavalich
Name: Stephen Kavalich
Title: Director

Address for Notices:
40 E. 52nd St.
New York, NY 10022

Sainsbury’s Credit Opportunities Fund, Ltd.

By: BlackRock Financial Management, Inc.
Its investment manager

By:	/s/ Stephen Kavalich
Name: Stephen Kavalich
Title: Director

Address for Notices:
40 E. 52nd St.
New York, NY 10022

Co-Investment Income Fund, L.P. -
US Taxable Series

By: BlackRock Financial Management, Inc.
Its investment manager

By:	/s/ Stephen Kavalich
Name: Stephen Kavalich
Title: Director

Address for Notices:
40 E. 52nd St.
New York, NY 10022

Co-Investment Income Fund, L.P. -
US Tax-Exempt Series

By: BlackRock Financial Management, Inc.
Its investment manager

By:	/s/ Stephen Kavalich
Name: Stephen Kavalich
Title: Director

Address for Notices:
40 E. 52nd St.
New York, NY 10022

Exhibit A

Schedule of Noteholders

Noteholder	Aggregate Principal Amount of Existing Notes	Principal Amount of Amended Note(1)	Shares	Warrant Shares
CWD Summit, LLC - acting for and on behalf of Candlewood Renewable Energy Series I	$33,438,114.93	$34,094,566.90	2,872,350	2,856,397
CKP South LLC	$1,528,129.21	$1,558,129.21	131,267	130,538
Corrum Capital Alternative Income Fund LP	$2,546,882.02	$2,596,882.02	218,778	217,563
Orange 2015 DisloCredit Fund, L.P.	$14,440,533.61	$14,724,027.97	1,240,449	1,233,559
CIF Income Partners (A) LLC	$9,302,736.19	$9,485,366.09	799,110	794,671
Sainsbury’s Credit Opportunities Fund LTD	$1,203,378.03	$1,227,002.57	103,371	102,797
Co-Investment Income Fund, L.P. - US Taxable Series	$804,390.48	$820,182.15	69,097	68,714
Co-Investment Income Fund, L.P. - US Tax-Exempt Series	$1,121,013.44	$1,143,021.00	96,296	95,761
Total	$64,385,177.91	$65,649,177.91	5,530,718	5,500,000

(1)	As adjusted pursuant to Section 2.2(a)(viii)(2).

Exhibit B

Form of Amended Note

[Attached]

Exhibit C

Form of Warrant Agreement

[Attached]

Exhibit D

Form of Registration Rights Agreement

[Attached]

Exhibit E

Form of Transfer Agent Instructions

[Attached]

[Company letterhead]

December 20, 2019

VIA E-MAIL

American Stock Transfer & Trust Co, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attn: William Torre

Re:	Transfer Agent Instructions

Dear Mr. Torre:

Reference is made to that certain Senior Secured Note Amendment Agreement, dated as of December 20, 2019 (the “Agreement”), by and among Pacific Ethanol, Inc., a Delaware corporation (the “Company”), and the noteholders named therein (collectively, the “Noteholders”), pursuant to which the Company is issuing to the Noteholders (i) shares of voting common stock of the Company, $0.001 par value per share (the “Common Stock”), and (ii) the Warrants (as defined in the Agreement), which are exercisable for shares of Common Stock. The transactions contemplated by the Agreement are scheduled to close on December 20, 2019 (the “Closing”).

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time):

(i)	to issue an aggregate of 5,530,718 shares of Common Stock (collectively, the “Common Shares”) to the Noteholders and deliver to each Noteholder within five (5) Business Days (as such term is defined in the Agreement) following the Closing one or more stock certificates evidencing such number of shares, and to deliver the same at such Noteholder’s address, as set forth opposite such Noteholder’s name listed on Exhibit A attached hereto; and

(ii)	to issue shares of Common Stock upon the exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Noteholder or the Company (as the case may be) from time to time upon delivery to you of a fully completed and executed Exercise Notice or Mandatory Exercise Notice (as the case may be) in the forms attached hereto as Exhibit B and Exhibit C, respectively.

The certificates representing the Common Shares and Warrant Shares to be issued as described above shall bear the following restrictive legend, as the issuance of stock has not been registered and we have agreed to use this specific legend language:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company’s legal counsel that either (i) a registration statement covering resales of the Common Shares or the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), or (ii) that sales of the Common Shares and the Warrant Shares may be made in conformity with Rule 144 under the 1933 Act, and (b) if applicable, a copy of such registration statement, then, as promptly as practicable, you shall issue the certificates representing the Common Shares and/or the Warrant Shares (as the case may be), and such certificates shall not bear any legend restricting transfer of the Common Shares or the Warrant Shares (as the case may be) thereby and should not be subject to any stop-transfer restriction.

A form of written confirmation from the Company’s outside legal counsel that a registration statement covering resales of the Common Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit D.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (916) 403-2130.

Very truly yours,

Pacific Ethanol, Inc.

Christopher W. Wright

Vice President, General Counsel & Secretary

THE FOREGOING TRANSFER AGENT INSTRUCTIONS ARE ACKNOWLEDGED AND AGREED TO ON

this 20th day of December, 2019

American Stock Transfer & Trust Co, LLC

By:
Name:
Title:

EXHIBIT A

Issuance of Common Shares

Noteholder	Address*	Common Shares
CWD Summit, LLC - acting for and on behalf of Candlewood Renewable Energy Series I		2,872,350
CKP South LLC		131,267
Corrum Capital Alternative Income Fund LP		218,778
Orange 2015 DisloCredit Fund, L.P.		1,240,449
CIF Income Partners (A) LLC		799,110
Sainsbury’s Credit Opportunities Fund LTD		103,371
Co-Investment Income Fund, L.P. - US Taxable Series		69,097
Co-Investment Income Fund, L.P. - US Tax-Exempt Series		96,296
Total		5,530,718

*	See separate transfer agent spreadsheet and uploaded information.

EXHIBIT B

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

PACIFIC ETHANOL, INC.

The undersigned holder (the “Holder”) hereby exercises the right to purchase _________________ shares of Common Stock (“Warrant Shares”) of PACIFIC ETHANOL, INC., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Payment of Exercise Price. The Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

2. Delivery of Warrant Shares. The Company shall deliver to the Holder __________ Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to the Holder, or for its benefit, to the following address:

_______________________

_______________________

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs American Stock Transfer & Trust Co., LLC to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ______, 20__ from the Company and acknowledged and agreed to by American Stock Transfer & Trust Co., LLC.

PACIFIC ETHANOL, INC

By:
Name:
Title:

EXHIBIT C

MANDATORY EXERCISE NOTICE

TO BE EXECUTED BY PACIFIC ETHANOL, INC. TO CAUSE THE EXERCISE OF THIS

WARRANT TO PURCHASE COMMON STOCK

Pacific Ethanol, Inc., a Delaware corporation (the “Company”), hereby exercises its right to require the below-named holder (the “Holder”) to purchase _________________ shares of Common Stock (“Warrant Shares”) of the Company evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Payment of Exercise Price. The Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

2. Delivery of Warrant Shares. The Company shall deliver to the Holder __________ Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to the Holder, or for its benefit, to the following address:

_______________________

_______________________

Date: _______________ __, ______

Name of Registered Holder

PACIFIC ETHANOL, INC.

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Mandatory Exercise Notice and hereby directs American Stock Transfer & Trust Co., LLC to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ______, 20__ from the Company and acknowledged and agreed to by American Stock Transfer & Trust Co., LLC.

PACIFIC ETHANOL, INC.

By:
Name:
Title:

EXHIBIT D

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

______________________
______________________
______________________
Attention: _____________

Re:	Pacific Ethanol, Inc.

Ladies and Gentlemen:

We are counsel to Pacific Ethanol, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Senior Secured Note Amendment Agreement (the “Note Amendment Agreement”) entered into by and among the Company and the Holders named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders certain shares (“Shares”) of the Company’s common stock, $0.001 par value per share (the ”Common Stock”) and warrants (“Warrants”) exercisable for shares of Common Stock, and may issue additional shares of Common Stock (“Additional Common Shares”). Pursuant to the Note Amendment Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable pursuant to the terms of the Warrants (“Warrant Shares”), under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on ____________ ___, 20__, the Company filed a Registration Statement on Form [S-1] (File No. 333-_____________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling security holder thereunder.

The names of the Selling Stockholders to whom this opinion relates and the numbers of Shares that each Selling Stockholder may resell under the Registration Statement are set forth under the column “Shares to be Offered” in the section of the Registration Statement and Prospectus entitled “Selling Stockholders” in the column “Shares to be Offered Pursuant to the Registration Statement.” For purposes of this opinion, we have reviewed a copy of the Registration Statement and Prospectus, and such other and further information and documents as we have deemed advisable.

In connection with the foregoing, we have examined copies of resolutions of the Board of Directors of the Company, the securities described in the Registration Statement and such other agreements, instruments and documents as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth. In making such examination, we have assumed the genuineness of all signatures on all original documents and the conformity to original documents of all copies submitted to us as conformed, photostat or other copies. As to matters of fact material to such opinions, we have, when relevant facts were not independently established, relied upon statements and certificates furnished to us.

Based upon and subject to the foregoing, we render the following opinions:

1. The Registration Statement has become effective under the Act, and to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened.

2. The Shares are, and upon due issuance of the Additional Common Shares in accordance with the terms of the Note Amendment Agreement, the Additional Common Shares will be, and upon due exercise of the Warrants in accordance with their terms including receipt of the consideration therefor, the Warrant Shares will be, duly and validly issued, fully paid and non-assessable, and not subject to the preemptive rights of any stockholder of the Company.

As with any selling stockholders’ registration statement, the Shares, any Additional Common Shares and the Warrant Shares are restricted securities, but may be sold pursuant to the Registration Statement. The normal restrictive legend appearing thereto may be removed following the sale of such securities or the placement in street name of the selling broker in contemplation of imminent sale with the understanding that, if the sale is not consummated, the certificates will be returned to you for relegending.

Notwithstanding the foregoing, we may in the future advise you as to certain institutional type investors or foreign investors from whose shares the restrictive legend may be removed prior to placement into street name based on their status.

Our opinion shall not apply to resales occurring during any period that we or the Company may advise you in writing that the Registration Statement is not current. In such event, no resales of Shares, Additional Common Shares or Warrant Shares by Selling Stockholders shall be effected pursuant to our opinion until we confirm that our opinion may again be relied upon to effect resales by Selling Stockholders.

This opinion is rendered to American Stock Transfer & Trust Company and is not to be relied upon by any other person. We undertake no responsibility to update this information to reflect facts occurring after the date hereof.

Very truly yours,

[ISSUER’S COUNSEL]

By:

SCHEDULE 3.1(a)
to Senior Secured Note Amendment Agreement

Subsidiaries

Kinergy Marketing LLC, an Oregon limited liability company
Pacific Ag Products, LLC, a California limited liability company
Oregon Trail Logistics, LLC, a Delaware limited liability company

Pacific Ethanol Development, LLC, a Delaware limited liability company

Pacific Ethanol Central, LLC, a Delaware limited liability company

Pacific Aurora, LLC, a Delaware limited liability company*
Pacific Ethanol Aurora East, LLC, a Delaware limited liability company*
Pacific Ethanol Aurora West, LLC, a Delaware limited liability company*

Illinois Corn Processing, LLC, a Delaware limited liability company

Pacific Ethanol Pekin, LLC, a Delaware limited liability company

Pacific Ethanol Canton, LLC, a Delaware limited liability company
PE Op. Co., a Delaware corporation

Pacific Ethanol West, LLC, a Delaware limited liability company

Pacific Ethanol Columbia, LLC, a Delaware limited liability company

Pacific Ethanol Madera LLC, a Delaware limited liability company

Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company

Pacific Ethanol Stockton LLC, a Delaware limited liability company

(*)	Pacific Ethanol, Inc. indirectly holds a 73.93% ownership interest in Pacific Aurora, LLC, which owns Pacific Ethanol Aurora East, LLC and Pacific Ethanol Aurora West, LLC.

SCHEDULE 3.1(g)

to Senior Secured Note Amendment Agreement

SEC Reports; Financial Statements

The Company has not timely filed its Current Report on Form 8-K for December 16, 2019.

SCHEDULE 3.1(h)
to Senior Secured Note Amendment Agreement

No Changes

None.

SCHEDULE 3.1(i)
to Senior Secured Note Amendment Agreement

Absence of Litigation

Schedule 3.1(s) to the Senior Secured Note Amendment Agreement is incorporated herein by reference.

SCHEDULE 3.1(j)
to Senior Secured Note Amendment Agreement

Compliance

Schedule 3.1(s) to the Senior Secured Note Amendment Agreement is incorporated herein by reference.

SCHEDULE 3.1(k)
to Senior Secured Note Amendment Agreement

Title to Assets

An enhanced property tax assessment and certain restrictive covenants encumbering the property located at 31470 Avenue 12, Madera, CA 93638 for the benefit of CleanFund Commercial PACE Capital, Inc. (“CleanFund”) to secure CleanFund’s financing for Pacific Ethanol Madera LLC in the maximum amount of $10,000,000.

Kinergy Marketing LLC’s and Pacific Ag Products, LLC’s obligations under the Second Amended and Restated Loan and Security Agreement dated August 2, 2017 among Kinergy Marketing LLC, Pacific Ag. Products, LLC, the parties thereto from time to time as Lenders, Wells Fargo Bank, National Association and Wells Fargo Capital Finance, LLC, as amended, are secured by a first-priority security interest in all of their assets.

Pacific Ethanol Pekin, LLC’s obligations under the Credit Agreement dated December 15, 2016 among Pacific Ethanol Pekin, Inc., 1st Farm Credit Services, PCA and CoBank, ACB, are secured by a first-priority security interest in all of its assets.

Illinois Corn Processing, LLC’s obligations under the Credit Agreement dated September 15, 2017 among Illinois Corn Processing, LLC, Compeer Financial, PCA and CoBank, ACB, are secured by a first-priority security interest in all of its assets.

The Company’s obligations under the Existing Notes are secured pursuant to a Security Agreement dated December 15, 2016 (as amended) among the Company, Cortland Capital Market Services LLC and the holders of the Existing Notes.

SCHEDULE 3.1(n)

to Senior Secured Note Amendment Agreement

Listing and Maintenance Requirements

On July 17, 2019, the Company received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that the closing bid price of the Company’s common stock for the last 30 consecutive business days did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). The letter also indicated that the Company will be provided with a compliance period of 180 calendar days, or until January 13, 2020, in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). The letter further provided that if, at any time during the 180-day period, the closing bid price of the Company’s common stock is at least $1.00 for a minimum of ten consecutive business days, Nasdaq will provide the Company with written confirmation that it has achieved compliance with the minimum bid price requirement. If the Company does not regain compliance by January 13, 2020, an additional 180 days may be granted to regain compliance if the Company (i) meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market (except for the bid price requirement) and (ii) provides written notice of its intention to cure the deficiency during the second 180-day compliance period.

SCHEDULE 3.1(q)
to Senior Secured Note Amendment Agreement

Patents and Trademarks

On May 24, 2013, GS CleanTech Corporation (“GS CleanTech”), filed a suit in the United States District Court for the Eastern District of California, Sacramento Division (Case No.: 2:13-CV-01042-JAM-AC), naming the Company as a defendant. On August 29, 2013, the case was transferred to the United States District Court for the Southern District of Indiana and made part of the pre-existing multi-district litigation involving GS CleanTech and multiple defendants. The suit alleged infringement of a patent assigned to GS CleanTech by virtue of certain corn oil separation technology in use at one or more of the ethanol production facilities in which the Company has an interest, including Pacific Ethanol Stockton LLC (“PE Stockton”), located in Stockton, California. The complaint sought preliminary and permanent injunctions against the Company, prohibiting future infringement on the patent owned by GS CleanTech and damages in an unspecified amount adequate to compensate GS CleanTech for the alleged patent infringement, but in any event no less than a reasonable royalty for the use made of the inventions of the patent, plus attorneys’ fees. The Company answered the complaint, counterclaimed that the patent claims at issue, as well as the claims in several related patents, are invalid and unenforceable and that the Company is not infringing. The Company does not itself use any corn oil separation technology and may seek a dismissal on those grounds.

On March 17 and March 18, 2014, GS CleanTech filed suit naming as defendants two Company subsidiaries: PE Stockton and Pacific Ethanol Magic Valley, LLC (“PE Magic Valley”) as defendants. The claims were similar to those filed against the Company in May 2013. These two cases were transferred to the multi-district litigation division in United States District Court for the Southern District of Indiana, where the case against the Company was pending. Although PE Stockton and PE Magic Valley do separate and market corn oil, the Company, PE Stockton and PE Magic Valley strongly disagree that either of the subsidiaries use corn oil separation technology that infringes the patent owned by GS CleanTech. In a January 16, 2015 decision, the District Court for the Southern District of Indiana ruled in favor of a stipulated motion for partial summary judgment for the Company, PE Stockton and PE Magic Valley finding that all of the GS CleanTech patents in the suit are invalid and, therefore, not infringed. GS CleanTech has said it will appeal this decision when the remaining claim in the suit has been decided. The only remaining claim alleged that GS CleanTech inequitably conducted itself before the United States Patent and Trademark Office when obtaining the patents at issue.

A trial in the District Court for the Southern District of Indiana was conducted in October 2015 on that single issue as well as whether GS CleanTech’s behavior during prosecution of the patents rendered this an “exceptional case” which would allow the District Court to award the defendants reimbursement of their attorneys’ fees expended for defense of the case.

On September 15, 2016, the District Court issued an Order finding that GS CleanTech, the inventors and GS CleanTech’s counsel committed inequitable conduct in the prosecution of the GS CleanTech patents before the United States Patent and Trademark Office. As a result, the District Court issued a Final Judgment on September 15, 2016 dismissing with prejudice all of GS CleanTech’s cases against the defendants, including the Company, PE Stockton and PE Magic Valley. The District Court’s ruling of inequitable conduct results in the unenforceability of the GS CleanTech patents against third parties, and also enables the defendants to pursue reimbursement of their costs and attorneys’ fees from GS CleanTech and its counsel. GS CleanTech subsequently appealed the District Court’s finding that all of the GS CleanTech patents were invalid and its finding that the inventors and GS CleanTech’s counsel committed inequitable conduct. The appeal was heard by the Court of Appeals for the Federal Circuit on December 3, 2019, and the Court’s decision is pending.

SCHEDULE 3.1(s)
to Senior Secured Note Amendment Agreement

Licenses and Permits

On October 11, 2016, Pacific Ethanol Pekin, LLC (“PE Pekin”) received a notice from the Illinois EPA (“IEPA”), citing a number of air quality violations. The notice arises out of self-reported deviations at the Dry Mill at Pekin in early 2016, specifically emissions from the Thermal Oxidizer (NOx), the CO2 Scrubber (VOM, Acetaldehyde), and the methanator flare. The Dry Mill was shut down in April 2016 primarily to address these issues, and among other things a new burner control system was installed in the boiler. All of the cited issues have been resolved except NOx emissions. PE Pekin has submitted an application for a permit modification, within whose parameters the Dry Mill will be able to operate without violating NOx standards. IEPA has agreed that the NOx issues can be resolved through the permit modification, and has suspended its enforcement action, pending processing of the application.

On January 8, 2018, PE Pekin was sued by the State of Illinois at the request of the IEPA alleging certain violations of the Company’s waste water discharge permit and Section 301(a) of the Clean Water Act, 33 U.S.C. § 1311(a). PE Pekin had invited the suit in order to preempt a citizen suit being prepared by the Sierra Club and Prairie Rivers Network. The suit arises out of self-reported deviations from temperature, chlorine and ammonia limits in the Company’s National Pollutant Discharge Elimination System (NPDES) Permit. The chlorine and ammonia exceedances were transitory in nature and are not expected to be a serious issue. The thermal exceedances, however, were frequent during the summer months. PE Pekin has since obtained the results of a thermal mixing study, which provides the basis for the company to seek a modification of the Permit relaxing the thermal limits. On August 20, 2018, an agreed interim order was signed which stays the lawsuit and lays out the pathway to a final settlement of the case. On October 19, 2018, PE Pekin filed an application for an amendment to its NPDES Permit proposing alternate thermal limits based on the mixing zone study (which was approved the Bureau of Water's Water Quality Standards Unit by letter dated January 5, 2018). On August 20, 2018, the court entered an agreed Interim Order which stayed the proceedings. The Interim Order required PE Pekin to submit a proposed amendment to the facility’s NPDES permit which, if approved by the IEPA, will modify the thermal limits in the permit so as to allow the facility to operate in compliance with the permit requirements. The order also requires PE Pekin to undertake certain initial remedial actions. PE Pekin has submitted the proposed permit amendment, which is currently under review by the IEPA.

On March 13, 2018, the manager of environmental compliance at the Pekin facility discovered irregularities in the record keeping and reporting at the facility owned by Illinois Corn Processing, LLC (“ICP”). The discrepancies were discovered during a review of ICP’s records undertaken by the Pekin environmental manager in connection with a new assignment, namely his taking over for the former environmental manager at ICP who had resigned the previous week. The irregularities discovered by the manager were reported that day to the Site Manager and to the General Counsel of the Company. They conferred with outside counsel at Troutman Sanders LLP (“Troutman”) later that day. In consultation with counsel, the General Counsel decided that ICP should engage independent experts to investigate the history of record keeping and environmental compliance at ICP. Troutman subsequently retained Ramboll US Corporation on ICP’s behalf to perform a comprehensive NPDES compliance audit of the ICP facility. Based upon Ramboll’s findings and the observations of Company management, there appears to have been a pattern of inaccurate and untruthful reporting which could lead to the imposition of civil penalties, and, if the conduct is found to have been intentional, criminal sanctions. ICP reported what was known to the US EPA on April 2, 2018 pursuant to US EPA Audit Policy (April 2000) 65 FR 19,618 (04/11/00), formally titled “Incentives for Self- Policing: Discovery, Disclosure, Correction and Prevention of Violation.” On July 26, ICP submitted letters stating that corrective measures had been complete regarding all violations reported on April 2. ICP also reported that the Ramboll assessment had been completed and that further violations had been identified, and that ICP would be reporting these shortly. On July 27, ICP self-reported additional violations, including 2 categories of potential criminal violations. On January 23, 2019, ICP submitted its final report on these matters and certified final remediation of the self-reported water permit violations. In the meanwhile, counsel for ICP has met with the US EPA investigators looking into the potential criminal matters, and were apprised of US EPA’s plans for further investigation. After interviewing the former ICP employees who were implicated in the falsifying of reports, US EPA notified ICP on December 16, 2019, that they had closed the criminal investigation with no further action. The decision does not affect any review by US EPA Region V’s civil enforcement program, although under the circumstances, our counsel expects that the potential for civil action is low.

On October 1 and 4, 2018, the ICP and Pekin plants, respectively, received violation notices from US EPA citing the plants for a number of Clean Air Act violations. These were not unexpected as US EPA had previously made Section 114 information requests of both plants. The following violations are alleged:

PE Pekin violations:

1. MON violation at 3 Fiber Driers

2. MON violation at 4 Germ Driers

3. MON violation at 2 Gluten Driers

4. Photochemically reactive VOM under 35 IAC 215.302

5. Scrubbant Flow at Wet Mill CO2 Scrubber

6. Failure to control emissions at Fermentation Tanks (PRVs)

7. Max outlet gas temp, min scrubbant flow, min NaHSO4 for CO2 Scrubber

8. Failure to establish differential pressure operating range for CO2 Scubber

9. Failure to provide scrubbant flow and gas temp for Yeast Plant Scrubber

10. Failure to demonstrate compliance for Yeast Plant Scrubber

ICP violations:

1. Failure to comply with the MON

2. Failure to include excursion and corrective action in semi-annual report

3. Failure to maintain corrective action records for temp excursions

“MON” = Miscellaneous Organic NESHAP

“NESHAP = National Emission Standards for Hazardous Air Pollutants

A tolling agreement was put in place to allow for PE Pekin, ICP and US EPA to negotiate a resolution of the alleged violations. PE Pekin and counsel have met with US EPA on a number of occasions to discuss the applicability of the MON regulations to the fiber, germ and gluten driers and the Pekin facility. It has become clear that Region 5 of US EPA is seeking to extend the applicability of the MON by implementing a new, aggressive interpretation of the MON rules. The thrust is to bring the driers within the MON regime, with the possible implication that PE Pekin may be required to put emissions controls on the driers, depending on the classification of the driers as emission sources. At a conference with US EPA on October 4, 2019, PE Pekin offered to perform updated stack testing to determine the classification of driers, and US EPA agreed to that approach. The tolling agreement has been extended to June 30, 2020, to allow for stack testing and further discussions.

Our counsel has given us an estimate of the financial exposure for fines and penalties in this matter ranging from a worst case of $1,250,000 to a best case of $387,000, with a most likely case of $537,000. This estimate is based on guidelines published by US EPA.

SCHEDULE 3.1(x)
to Senior Secured Note Amendment Agreement

Indebtedness

None.

SCHEDULE 3.1(y)
to Senior Secured Note Amendment Agreement

Employee Relations

Pacific Ethanol Pekin, LLC is party to an Agreement with the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industry and Service Workers International Union Loan on behalf of Local 7-662, dated November 1, 2018, expiring October 31, 2022, covering the production employees at its Pekin facility.

Illinois Corn Processing, LLC is party to an Agreement with the United Food & Commercial Workers International Union, affiliated with the AFL-CIO & CLC, Distillery, Wine and Allied Workers Division, Local #4D, dated October 31, 2016, expiring October 31, 2021, covering the production employees at its ICP facility.

SCHEDULE 3.1(aa)
to Senior Secured Note Amendment Agreement

Environmental Laws

Schedule 3.1(s) to the Senior Secured Note Amendment Agreement is incorporated herein by reference.